SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2010, ArQule, Inc. (the “Registrant”) announced an amendment of its research, development and license agreement (the “Agreement”) with Daiichi Sankyo Co., Ltd. which Agreement was previously reported in Form 8-K filings by the Registrant on November 19, 2008 and May 5, 2009.  The Agreement covers research and potential discovery of novel kinase inhibitors in the field of oncology using the Registrant’s proprietary ArQule Kinase Inhibitor Platform (AKIP™) technology.

The amendment expands the Agreement by designating a third therapeutic target, with an option for a fourth, in the field of oncology and providing for a two-year extension of the Agreement’s term. The economic terms of the Agreement, as amended, include payments for research support, licensing fees for compounds discovered as a result of this research, milestone payments related to clinical development, regulatory review and sales, and tiered royalty payments on net sales of each product.  Amounts payable to the Registrant in these categories are substantially equivalent to those provided for in the original Agreement.

Daiichi Sankyo has an option to license compounds directed to the targets defined under the Agreement, as amended, following the completion of certain pre-clinical studies.  ArQule retains the option to co-commercialize any resulting licensed products in the U.S.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No. 99.1   Text of press release describing contract amendment dated October 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence

Peter S. Lawrence
President and Chief Operating Officer

October 14, 2010